SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

CardioVascular BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250
Las Vegas, NV
(Address of Principal Executive Offices)

89134
(Zip Code)

Registrant’s telephone number, including area code: 702-839-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Timing of Form 10-K filing. “E” added to ticker symbol.

On April 15, 2008, CardioVascular BioTherapeutics, Inc. (the "Company") reported on a Current Report on Form 8-K it was unable to file its Annual Report on Form 10-K within the additional time frame afforded under a timely filed Form 12b-25 because the Company required additional time for compilation and review to insure adequate disclosure of certain information required to be included in the Form 10-K. At that time the Company anticipated filing the Annual Report by Friday, April 18, 2008. As of the date of this Current Report on Form 8-K the Company nears completion of its compilation and review of its Annual Report.

The Over the Counter Bulletin Board (OTC:BB) on which the Company’s stock is traded has added an “E” to the end of the Company’s ticker symbol to designate the delinquent filer status. The full ticker symbol is CVBTE.OB. Pursuant to the OTC.BB rules, the Company’s listing on the OTC.BB will continue through May 15, 2008 provided the Company files it Annual Report before this date. After the OTC:BB confirms the filing, the OTC:BB will remove the “E” from the Company’s ticker symbol.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: April 21, 2008	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer